                EXHIBIT 21. SUBSIDIARIES OF FIRST-KNOX BANC CORP.


                  The First-Knox National Bank of Mount Vernon
                              One South Main Street
                                  P.O. Box 871
                            Mount Vernon, Ohio 43050

                          State of Incorporation - Ohio

               A Wholly-Owned Subsidiary of First-Knox Banc Corp.


                                First-Knox, Inc.
                              One South Main Street
                                  P.O. Box 871
                            Mount Vernon, Ohio 43050

                          State of Incorporation - Ohio

    A Wholly-Owned Subsidiary of The First-Knox National Bank of Mount Vernon


                           The Farmers & Savings Bank
                             120 North Water Street
                                  P.O. Box 179
                             Loudonville, Ohio 44842

                          State of Incorporation - Ohio

               A Wholly-Owned Subsidiary of First-Knox Banc Corp.


                                       56